                                                                   Exhibit 2.1.2
                                   AMENDMENT

                                       TO

                      REORGANIZATION AND MERGER AGREEMENT

     THIS AMENDMENT (the "Amendment") to the Reorganization and Merger Agreement (the "Reorganization Agreement") dated as of July 26, 1999, by and among HTM Holdings, Inc., a Delaware corporation ("HTM"), SMTC Manufacturing Corporation of Canada (f/k/a The Surface Mount Technology Centre Inc.), an Ontario corporation ("SMTC"), SMTC Corporation, a Delaware corporation, ("SMTC Holdings"), EMSIcon Investments, LLC, a Delaware limited liability company ("EMSIcon"), each of the persons or entities identified on the signature pages in the Reorganization Agreement as a stockholder of SMTC (each, an "SMTC Stockholder" and collectively, the "SMTC Stockholders"), and each of the persons or entities identified on the signature pages in the Reorganization Agreement as a stockholder of HTM (each, including EMSIcon, an "HTM Stockholder" and collectively, the "HTM Stockholders") is made as of July 27, 2000 pursuant to
Section 9.2(b) of the Reorganization Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement.

     WHEREAS, SMTC Holdings intends to sell shares of its common stock to the public pursuant to registered offerings in both the United States and Canada (collectively, the "IPO"); and

     WHEREAS, in connection with the IPO, SMTC, HTM, EMSIcon, and the SMTC Stockholders desire to amend the Reorganization Agreement as set forth in this Amendment,

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. Effectiveness. This Amendment shall become effective upon the closing of the IPO (the "Effective Date").

2.  Amendment to Reorganization Agreement.  As of the Effective Date:

     (a) Amendment to Section 6.5. Section 6.5(a) of the Reorganization Agreement shall be amended and restated in its entirety to read as follows:

       All claims under Sections 6.1(a) and 6.1(b) shall be satisfied in cash.

     (b) Amendment to Section 6.6. The first sentence of Section 6.6(a) of the Reorganization Agreement shall be amended and restated to read in its entirety as follows::

       Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made herein or pursuant hereto or in connection with the transactions contemplated by the documents shall survive the Reorganization Closing and the Financing closing and continue in effect until the closing of the IPO.

3. Governing Law. This Amendment will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same Amendment.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGES FOLLOW.]

                                           Amendment to Reorganization Agreement
                                                                   July __, 2000


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized representatives of each of the parties hereto as of the date first above written.

SMTC:                           SMTC Corporation


                                By:  /s/ Paul Walker
                                   -----------------------------
                                   Name: Paul Walker
                                   Title:


SMTC-Canada:                    SMTC Manufacturing Corporation of Canada


                                By:   /s/ Paul Walker
                                   -----------------------------
                                   Name: Paul Walker
                                   Title:


HTM:                             HTM Holdings, Inc.


                                 By:   /s/ Paul Walker
                                   -----------------------------
                                   Name: Paul Walker
                                   Title:


EMSIcon:                         EMSIcon Investments, LLC


                                 By:   /s/ Stephen Adamson
                                   -----------------------------
                                   Name: Stephen Adamson
                                   Title:  An Authorized Person


Certain Members of EMSIcon:        Bain Capital Fund VI, L.P.
                                   By:  Bain Capital Partners VI, L.P.,
                                        its general partner
                                        By:  Bain Capital Investors VI, Inc.
                                            its general partner

                                        By: /s/ Paul Edgerley
                                        -----------------------------
                                        Name: Paul Edgerley
                                        Title: Managing Director

                                           Amendment to Reorganization Agreement
                                                                   July __, 2000


                                   BCIP Associates II
                                   BCIP Trust Associates II
                                   BCIP Associates II-B
                                   BCIP Associates II-C
                                   By:  Bain Capital, Inc.,
                                        their Managing Partner

                                   By:  /s/ Paul Edgerley
                                   -----------------------------
                                   Name: Paul Edgerley
                                   Title:  Managing Director

                                   Celerity EMSIcon, LLC


                                   By:   /s/ Stephen Adamson
                                   -----------------------------
                                   Name: Stephen Adamson
                                   Title:  An Authorized Person

SMTC Stockholders:                 P.N. Walker Consulting, Inc.


                                   By:  /s/ Paul Walker
                                   -----------------------------
                                   Name: Paul Walker
                                   Title: President


                                   /s/  Gary Walker
                                   -----------------------------
                                      Gary Walker

                                   Nichal Inc.


                                   By:  /s/ Derek D'Andrade
                                   -----------------------------
                                   Name: Derek D'Andrade
                                   Title: President


                                   /s/ Philip Woodard
                                   -----------------------------
                                      Philip Woodard

                                   Kilmer Electronics Group, Limited


                                   By:  /s/ Michael Griffiths
                                   -----------------------------
                                   Name: Michael Griffiths
                                   Title: Secretary-Treasurer